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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cubic Energy, Inc.
Dallas, Texas

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 10, 2014, relating to the consolidated financial statements of Cubic Energy, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

BDO USA, LLP
Dallas, Texas

December 2, 2014

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm